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                                                                  Exhibit (j)(1)

                               CONSENT OF COUNSEL

                  We hereby consent to the use of our name and to the references to our Firm under the caption "Counsel" in the Statements of Additional Information that are included in Post-Effective Amendment No. 44 and Amendment No. 46 to the Registration Statement (Nos. 2-92665; 811-4088) on Form N-1A of Excelsior Funds, Inc. under the Securities Act of 1933 and the Investment Company Act of 1940, respectively. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                  /s/ Drinker Biddle & Reath LLP
                                                  ------------------------------
                                                  DRINKER BIDDLE & REATH LLP

Philadelphia, Pennsylvania
July 31, 2002